Exhibit 99.1

Bristol-Myers Squibb and Five Prime Therapeutics Announce Exclusive Clinical Collaboration to Evaluate the Combination

of Investigational Immunotherapies Opdivo (nivolumab) and FPA008 in Six Tumor Types

(NEW YORK and SOUTH SAN FRANCISCO, CA – November 24, 2014) – Bristol-Myers Squibb Company (NYSE:BMY) and Five Prime Therapeutics, Inc. (Nasdaq:FPRX) today announced that they have entered into an exclusive clinical collaboration agreement to evaluate the safety, tolerability and preliminary efficacy of combining Opdivo (nivolumab), Bristol-Myers Squibb’s investigational PD-1 (programmed death-1) immune checkpoint inhibitor, with FPA008, Five Prime’s monoclonal antibody that inhibits colony stimulating factor-1 receptor (CSF1R). The Phase 1a/1b study will evaluate the combination of Opdivo and FPA008 as a potential treatment option for patients with non-small cell lung cancer (NSCLC), melanoma, head and neck cancer, pancreatic cancer, colorectal cancer and malignant glioma. Bristol-Myers Squibb has proposed the name Opdivo, which, if approved by health authorities, will serve as the trademark for nivolumab.

Opdivo and FPA008 are part of a new class of cancer treatments known as immunotherapies that are designed to harness the body’s own immune system to fight cancer. Opdivo is approved in Japan for the treatment of patients with unresectable melanoma, and is being developed in multiple tumor types in more than 50 clinical trials. FPA008, in development as a potential treatment for rheumatoid arthritis (RA) and solid tumors, has initiated dosing for a Phase 1 clinical trial in RA. Preclinical data suggest that combining antibodies targeting PD-1 and CSF1R may lead to an enhanced anti-tumor immune response compared to either approach alone in treating cancer.

“This collaboration supports our strategy to expand the clinical development of Opdivo, including novel combination regimens and across numerous tumor types,” said Michael Giordano, senior vice president, Head of Development, Oncology, Bristol-Myers Squibb. “We are excited to build upon our existing relationship with Five Prime Therapeutics in immuno-oncology, and explore the full potential of Opdivo and FPA008 in multiple tumor types.”

“We are pleased to establish a second collaboration with Bristol-Myers Squibb in the area of immuno-oncology,” said Lewis T. “Rusty” Williams, M.D., Ph.D., president and chief executive officer of Five Prime. “Their vision aligns with our commitment to advancing promising immune-modulating targets, alone or in combination, to create next-generation immunotherapies for cancer patients. We look forward to initiating this study and expanding the development of FPA008 as a potential immunotherapy for these six types of cancer.”

Under the terms of this agreement, Bristol-Myers Squibb will make a one-time payment of $30 million to Five Prime and will be responsible for study costs. Five Prime will conduct the clinical trial, which is expected to begin in 2015. The agreement provides for exclusivity with respect to the development, with a collaborative partner, of combination regimens of anti-PD-1/PDL1 antagonists together with an anti-CSF1R antagonist. Bristol-Myers Squibb will have a time-limited right of first refusal subject to certain conditions if Five Prime wishes to seek a partner for FPA008.

About Opdivo (nivolumab)

Cancer cells may exploit “regulatory” pathways, such as checkpoint pathways, to hide from the immune system and shield the tumor from immune attack. Opdivo is an investigational, fully-human PD-1 immune checkpoint inhibitor that binds to the checkpoint receptor PD-1 expressed on activated T-cells.

Bristol-Myers Squibb has a broad, global development program to study Opdivo in multiple tumor types consisting of more than 50 trials – as monotherapy or in combination with other therapies – in which more than 7,000 patients have been enrolled worldwide. Among these are several potentially registrational trials in NSCLC, melanoma, renal cell carcinoma (RCC), head and neck cancer, glioblastoma and non-Hodgkin lymphoma (NHL).

In 2012, the FDA granted Fast Track designation for Opdivo in NSCLC, melanoma and RCC. In April 2014, the company initiated a rolling submission with the FDA for Opdivo in third-line pre-treated squamous cell NSCLC and expects to complete the submission by year-end. The FDA granted Opdivo Breakthrough Therapy Designation in May 2014 for the treatment of patients with Hodgkin lymphoma after failure of autologous stem cell transplant and brentuximab. On July 4, Ono Pharmaceutical Co. announced that Opdivo received manufacturing and marketing approval in Japan for the treatment of patients with unresectable melanoma, making Opdivo the first PD-1 immune checkpoint inhibitor to receive regulatory approval anywhere in the world. On September 26, Bristol-Myers Squibb announced that the FDA accepted for priority review the Biologics License Application for previously treated advanced melanoma, and the Prescription Drug User Fee Act goal date for a decision is March 30, 2015. The FDA also granted Opdivo Breakthrough Therapy status for this indication. In the European Union, the European Medicines Agency (EMA) has validated for review the Marketing Authorization Application (MAA) for Opdivo in advanced melanoma. The application has also been granted accelerated assessment by the EMA’s Committee for Medicinal Products for Human Use. The EMA also validated for review the MAA for Opdivo in NSCLC.

About FPA008

FPA008, an antibody that inhibits colony stimulating factor-1 receptor (CSF1R), blocks the activation and survival of monocytes and macrophages. Inhibition of CSF1R in inflamed RA joints blocks the production of inflammatory cytokines by macrophages and inhibits osteoclasts, monocyte-lineage cells that can cause bone erosions and joint destruction. Inhibition of CSF1R in many cancers reduces the number of immunosuppressive tumor-associated macrophages (TAMs), thereby facilitating an immune response against tumors.

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information, please visit www.bms.com or follow us on Twitter at http://twitter.com/bmsnews.

About Five Prime Therapeutics

Five Prime Therapeutics, Inc. discovers and develops innovative therapeutics to improve the lives of patients with serious diseases. Five Prime’s comprehensive discovery platform, which encompasses virtually every medically relevant extracellular protein, positions it to explore pathways in cancer, inflammation and their intersection in cancer immunotherapy, an area of oncology with significant therapeutic potential and a growing focus of the company’s R&D activities. Five Prime has entered into strategic collaborations with leading global pharmaceutical companies and has promising product candidates in clinical and late preclinical development. For more information, please visit www.fiveprime.com.

Bristol-Myers Squibb Forward-Looking Statement

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding the research, development and commercialization of pharmaceutical products. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that nivolumab will receive regulatory approval in the U.S. either as a single agent or in a combination regimen, or, if approved, that it will become a commercially successful product. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb’s business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2013 in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Five Prime Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Five Prime’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include statements regarding the planned clinical development of a combination of FPA008 and nivolumab. Factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Five Prime’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” contained therein. Except as required by law, Five Prime assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contacts

Bristol-Myers Squibb

Media:

Ken Dominski, 609-252-5251, ken.dominski@bms.com

Investors:

Ranya Dajani, 609-252-5330, ranya.dajani@bms.com

Ryan Asay, 609-252-5020, ryan.asay@bms.com

Five Prime Therapeutics:

Amy Kendall, 415-365-5776, amy.kendall@fiveprime.com